EXHIBIT 4.1

(Non-Employee Director)

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT (the "Agreement") made and entered into as of the 11th day of March, 1997, by and between Siebert Financial Corp., a New York corporation (the "Company"), and Patricia L. Francy (the "Optionee").

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of the Company (the "Board") has approved the issuance of stock options to its non-employee directors, at a meeting of the Board in which the form and content of this Agreement was approved by a vote of those directors not receiving the stock options contemplated by this Agreement;

                  WHEREAS, the Company, recognizing the value to it of the continued services of the Optionee as a director of the Company, desires to furnish added inducements and incentives for the Optionee to continue with the Company, and desires to develop a larger personal and financial interest on the part of the Optionee in the success of the Company; and

                  WHEREAS, the Board with power and authority to grant the stock options to non-employee has decided to grant to the Optionee an option to purchase shares of common stock, par value $.01 per share (the "Common Stock"), of the Company in the amount and at the price stated below, subject to all the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

                  1. The Company hereby evidences and confirms its grant to the Optionee on March 11, 1997 (the "Date of Grant") of an option (the "Option") to purchase 10,000 shares of Common Stock (the "Option Shares") at an option price of $9.25 per share. The Option shall expire on the fifth anniversary of the Date of Grant (the "Expiration Date"), subject to earlier termination as provided in this Agreement.

                  2. Subject to the other provisions of this Agreement regarding the exercisability of the Option, this Option may be exercised as provided in this paragraph 2. The Optionee shall have the right to purchase one hundred percent (100%) of the Option Shares on and after the six month anniversary of the date of grant.

                  3.  In  the  event  of  a   termination   of  the   Optionee's
directorship while any portion of the Option remains unexercised, his rights to exercise the Option shall be only as follows:

                           RETIREMENT. If the Optionee's directorship terminates
                  by reason of retirement at or after age 65, the Optionee's Option may, within 90 days following retirement, be exercised with respect to all or any part of the shares of Common Stock subject

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                  thereto   regardless  of  whether  the  Option  was  otherwise
                  exercisable   at  the   time   the   Optionee's   directorship
                  terminates.

                           DEATH OR DISABILITY.  If the Optionee  ceases to be a
                  director of the Company by reason of death or permanent disability, the Optionee's options may be exercised within 90 days of such death or disability, with respect to all or any part of the shares of Common Stock subject thereto regardless of whether the Option was otherwise exercisable at the time the Optionee's employment terminates.

                           TERMINATION  FOR CAUSE.  No Options may be  exercised
                  following the Optionee's termination by the Company for Cause.

                           OTHER CIRCUMSTANCES.  If the Optionee's  directorship
                  terminates under circumstances other than those described above, the Optionee's Options must be exercised within 30 days following the date of such termination and only with respect to such number of shares as to which the right of exercise had accrued at the time of termination of directorship.

In no event may the Option be exercised in whole or in part after the Expiration Date.

                  4. The Option is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by the Optionee.

                  5. In order to exercise the Option, in whole or in part, the Optionee shall give written notice to the Company, specifying the number of shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Such purchase price may be paid in cash or in shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise. Alternatively, payment may be made by the Optionee delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price in full, and such other documents as the Board may determine. Upon receipt of payment, the Company shall deliver to the Optionee (or such other person entitled to exercise the Option) a certificate or certificates for such Option Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of the Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Optionee is entitled as a result of the exercise of the Option after deducting the number of shares required to be applied to such purchase price.

                  6. The Option shall be exercised only with respect to full shares of Common Stock; no fractional shares shall be issued.

                  7. As a condition to the issuance of Option Shares, the Optionee agrees to remit to the Company, no later than the date as of which an amount first becomes includible in the Optionee's gross income for Federal income tax purposes with respect to the Option Shares, any taxes required to be withheld by the Company under the applicable laws or other regulations of any governmental authority, whether Federal, state or local, and whether domestic or foreign. Unless otherwise determined by the Committee, the withholding obligations may be settled with Common Stock. The Company's obligations under this Agreement are conditional on receiving such payment and the Company has the right to deduct such taxes from any payment due to the Optionee.

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                  8.  The  Option  granted  hereunder  does  not  qualify  as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                  9. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributes entitled by law to the Optionee's rights hereunder.

                  10. In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock dividend, or a dividend on shares of Common Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Common Stock subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to share of Common Stock shall be deemed to be references to any such stock or other securities as appropriate. The Option shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock or any stock or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Company shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in the Option pursuant to this paragraph 15 may be settled in cash or otherwise as the Company shall determine. Notice of any adjustment shall be given by the Company to the Optionee and such adjustment (whether or not such notice is given) shall be effective and binding for the purposes of this Agreement.

                  11. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

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                  12.  This  Agreement   shall  be  construed  and  enforced  in
accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Optionee has duly executed this Agreement as of the date first above written.

                            SIEBERT FINANCIAL CORP.


                            By: /s/ MURIEL F. SIEBERT
                               ----------------------------------
                            Name:   Muriel F. Siebert
                            Title:  President


                            /s/ PATRICIA L. FRANCY
                               ----------------------------------
                                Optionee